                                                                      EXHIBIT 11

                       NATIONAL MEDICAL ENTERPRISES, INC.

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                   FEBRUARY 28,                  FEBRUARY 28,
                                                             ------------------------      ------------------------
                                                                1995           1994           1995           1994
                                                             ---------      ---------      ---------      ---------
FOR PRIMARY EARNINGS PER SHARE

Shares outstanding at beginning of period . . . . . . . .      166,361        165,899        166,081        165,898
Shares issued upon exercise of stock options  . . . . . .           52             22            224             21
Dilutive effect of outstanding stock options  . . . . . .        1,489             --          1,921             --
Shares issued as grants of restricted stock, net of
     cancellations  . . . . . . . . . . . . . . . . . . .           --            (49)            --            (32)
                                                             ---------      ---------      ---------      ---------
Weighted average number of shares and share
     equivalents outstanding  . . . . . . . . . . . . . .      167,902        165,872        168,226        165,887
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------
Income from continuing operations before cumulative
     effect of a change in accounting principle . . . . .    $  48,854      $  90,717      $ 159,100      $ 204,625
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------
Earnings per share from continuing operations before
     cumulative effect of a change in accounting
     principle  . . . . . . . . . . . . . . . . . . . . .    $    0.29      $    0.55      $    0.95      $    1.23
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------

FOR FULLY DILUTED EARNINGS PER SHARE

Weighted average number of shares used in primary
     calculation  . . . . . . . . . . . . . . . . . . . .      167,902        165,872        168,226        165,887
Additional dilutive effect of stock options . . . . . . .          343             --            226             --
Assumed conversion of dilutive convertible
     debentures   . . . . . . . . . . . . . . . . . . . .       13,825         13,978         13,251         13,978
                                                             ---------      ---------      ---------      ---------
Fully diluted weighted average number of shares . . . . .      182,070        179,850        181,703        179,865
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------
Income from continuing operations used in primary
     calculation  . . . . . . . . . . . . . . . . . . . .    $  48,854      $  90,717      $ 159,100      $ 204,625
Adjustments for interest expense, contractual
     allowances and income taxes  . . . . . . . . . . . .        1,775          1,648          5,503          4,139
                                                             ---------      ---------      ---------      ---------
Adjusted income from continuing operations used in
     fully diluted calculation  . . . . . . . . . . . . .    $  50,629      $  92,365      $ 164,603      $ 208,764
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------
Earnings per share from continuing operations before
     cumulative effect of a change in accounting
     principle  . . . . . . . . . . . . . . . . . . . . .    $    0.28      $    0.51      $    0.91      $    1.16
                                                             ---------      ---------      ---------      ---------
                                                             ---------      ---------      ---------      ---------


____________________
* All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

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